As filed with the Securities and Exchange Commission on October 29, 2025

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Universal Safety Products, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-0898545 (I.R.S. Employer Identification No.)

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

(Address of Principal Executive Offices) (Zip Code)

2025 Stock Incentive Plan

(Full title of the plan)

Harvey B. Grossblatt

President and Chief Executive Officer

Universal Safety Products, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000

(Name and address of agent for service)

(410) 363-3000

(Telephone number, including area code, of agent for service)

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

James M. Turner, Esq. General Counsel Universal Safety Products, Inc. 11407 Cronhill Drive, Suite A Owings Mills, MD 21117-3586 (646) 502-5557	Kenneth A. Schlesinger, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Universal Safety Products, Inc., a Maryland corporation (the “Registrant” or the “Company”), in connection with the registration of:

(i)	775,000 shares of common stock, par value $0.01 per share (the “Common Stock”) that are reserved for issuance pursuant to future awards granted under the Universal Safety Products, Inc. 2025 Stock Incentive Plan (the “Plan”);

(ii)	the reoffer and resale of 225,000 shares of Common Stock issuable upon exercise of stock options previously granted under the Plan to certain employees, directors and consultants of the Company (the “Selling Stockholders”); and

(iii)	such additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

This registration statement contains two parts. The first part contains a “reoffer” prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for the reoffer and resale on a continuous or delayed basis of the Shares, which may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to the Selling Stockholders identified in the Reoffer Prospectus. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the Selling Stockholders pursuant to stock options granted to the Selling Stockholders and does not necessarily represent a present intention on the part of any of the Selling Stockholders to sell any or all such shares of Common Stock. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Universal Safety Products, Inc. 2025 Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the SEC either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

UNIVERSAL SAFETY PRODUCTS, INC.

Up to 225,000 Shares of Common Stock

This reoffer prospectus relates to up to 225,000 shares of common stock (the “Shares”), $0.01 par value (“Common Stock”), of Universal Safety Products, Inc. (the “Company”), that may be offered from time to time by certain Selling Stockholders as described under the caption “Selling Stockholders” (the “Selling Stockholders”). The Selling Stockholders consist of our employees, directors and officers who will acquire Shares pursuant to the exercise of certain options granted to the respective Selling Stockholders under the Universal Safety Products, Inc. 2025 Stock Incentive Plan (the “Plan”).

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on NYSE American LLC or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which may be deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement.

The amount of Shares to be offered or resold by means of this reoffer prospectus by each Selling Stockholder who is an affiliate of the Company (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)), may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

The Common Stock is listed on the NYSE American under the symbol “UUU.” On October 28, 2025, the last reported sale price for the Common Stock was $4.78.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. While we will pay the expenses of registering the Shares, the Selling Stockholders will bear all sales commissions and similar expenses.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this reoffer prospectus beginning on page 4, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is October 29, 2025.

UNIVERSAL SAFETY PRODUCTS, INC.

This reoffer prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this reoffer prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation by Reference” in this reoffer prospectus, and in particular, the periodic and current reports we file with the Securities and Exchange Commission (the “SEC”).

You should rely only on the information contained in this reoffer prospectus or incorporated herein by reference or in any prospectus supplement. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this reoffer prospectus and any prospectus supplement is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This reoffer prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this reoffer prospectus and any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this reoffer prospectus and any applicable prospectus supplement, as well as under similar headings in any documents that are incorporated by reference into this reoffer prospectus and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

When we refer to “Universal Safety Products,” “we,” “our,” “us” and the “Company” in this reoffer prospectus, we mean Universal Safety Products, Inc. and its consolidated subsidiaries, unless otherwise specified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical facts contained in this reoffer prospectus, including any statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this reoffer prospectus include statements regarding our financial position, business strategy and other plans and objectives for future operations or transactions, and expectations and intentions regarding outstanding litigation. These forward-looking statements are based on current expectations and assumptions of management about future events and are based on currently available information as to the outcome and timing of future events. Such forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that it has chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors”. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors.

We may be subject to currently unforeseen risks that may have a materially adverse effect on it. All subsequent written and oral forward-looking statements concerning us, other matters attributable to us, or any person acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.universalsafetyprod.com/about-us/investors/. The information on our website, however, is not, and should not be deemed to be, a part of this reoffer prospectus.

This reoffer prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this reoffer prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 29, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025;

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on April 16, 2025, April 17, 2025, May 29, 2025, June 6, 2025, July 21, 2025, July 21, 2025, July 31, 2025, August 14, 2025, August 29, 2025, October 2, 2025 and October 20, 2025; and

●	The description of our capital stock contained in our Annual Report on Form 10-K as Exhibit 4.1 that was filed with the SEC on July 29, 2025.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this reoffer prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this reoffer prospectus incorporates. You should direct any requests for such documents to:

Universal Safety Products, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000

Attention: Investor Relations

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occurs, our business, financial condition and operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business and Operations

We have incurred losses and we may not be able to manage our business on a profitable basis.

We reported net sales of $3,824,247 for the three months ended June 30, 2025 versus $4,598,516 for the comparable period last year. We reported net income of $1,810,321, or $0.78 per basic and diluted share, compared to a net loss of $(442,206), or $(0.19) per basic and diluted share, for the same period last year. Included in the June 30, 2025 results was a non-recurring gain of $2,820,668 from the sale of our smoke and carbon monoxide alarm segment (the “Feit Asset Sale”).

The revenue and income potential of our business and market are unproven. This makes an evaluation of our company difficult and highly speculative. We require additional working capital and there can be no assurances that we will (i) be able to develop products or services on a timely and cost-effective basis, (ii) be able to generate any increase in revenues, (iii) obtain adequate financing on reasonably acceptable bases, if at all, or resources to continue operating our business and to provide products to customers and (iv) ever earn a profit. There can also be no assurance that we will raise sufficient capital to support operations by attaining profitability, or that we can satisfy future liabilities.

If we are unable to sell our remaining electrical products after the Feit Asset Sale at acceptable prices relative to our costs including import tariffs, or if we fail to develop and introduce on a timely basis new electrical products from which we can derive additional sales, our financial results will suffer and may negatively impact our ability to achieve our business objectives.

Sales were lower in the June 30, 2025 quarter since we sold our smoke and carbon monoxide alarm segment in the Feit Asset Sale. Sales were further negatively impacted by the increased import tariffs on all our products. Our plans are to continue operations in the wiring device and bath fan segments of our business and look for other opportunities to grow shareholder value. However, following the sale of our smoke and carbon monoxide alarm segment, there can be no assurance that our future operations will result in net income. Our failure to make up those sales that were previously accounted for by the alarm segment will harm our business. We may not be able to sustain or increase net income on a quarterly or annual basis in the future. If our sales grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our electrical products may decrease in a competitive market, which would reduce our sales and harm our business. If we are unable to sell our remaining electrical products after the Feit Asset Sale at acceptable prices relative to our costs including import tariffs, or if we fail to develop and introduce on a timely basis new products from which we can derive additional sales, our financial results will suffer and may negatively impact our ability to achieve our business objectives.

Our success in exploring strategic business opportunities in our industry will depend, to a large degree, on the expertise and experience of the members of our management team and there can be no assurance that we will identify one or more opportunities on satisfactory terms.

We are currently exploring strategic business opportunities in our industry to drive long-term value for our stockholders. We intend to continue importing and marketing our product lines other than smoke alarms and carbon monoxide alarms. These include wiring devices, bath fans and other electrical products to the electrical distribution trade through our wholly owned subsidiary, Universal Safety Electric, Inc. Our success in identifying other strategic business opportunities in our or a different industry and in acquiring, developing and managing assets to generate profits is, to a large decree, dependent upon the expertise and experience of our management team and directors. The loss of one or more of these executives or other key individuals could impair our business and development until qualified replacements are found, if at all. There can also be no assurance that our plan to identify such strategic business opportunities in our industry can be accomplished on satisfactory terms, if at all, or if they are accomplished that they will provide sufficient cash to fund our operations, pay the principal of and the interest on our indebtedness or fund our other liquidity needs.

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Changes in trade policy in the U.S. and other countries, specifically the People’s Republic of China, including the imposition of additional tariffs and the resulting consequences, may adversely impact our results of operations and financial condition.

We currently import virtually all of the safety and security products that we are continuing to sell. As an importer, we are subject to numerous tariffs which vary depending on types of products and country of origin, changes in economic and political conditions in the country of manufacture, potential trade restrictions and currency fluctuations. Substantially all our products are imported from the People’s Republic of China. Certain of these products such as wiring devices are currently subject to tariffs of up to 55% of their cost, though there can be no assurance that this percentage will not increase within the foreseeable future. The imposition of and modification of tariffs has increased uncertainty as to the short-term sustainability of importing products from our principal suppliers. We cannot determine at this time how tariffs will affect our future profitability and whether they will reduce the number of products that we sell or whether we could pass these tariff costs on to our customers through price adjustments. If we are unable to import products at a competitive price point, our sales would be adversely affected, resulting in a materially adverse effect on our business, results of operations, financial condition and future prospects.

Our outstanding debt is subject to terms that may adversely affect our operations and financial condition.

We currently have an agreement with Merchant Financial Group (“Merchant”) for the purpose of factoring our trade accounts receivable (the “Factoring Agreement”). Our short-term borrowings to finance operations, trade accounts receivable, and foreign inventory purchases are provided pursuant to the terms of this Factoring Agreement. Borrowings under our Factoring Agreement bear interest at prime plus 2% and are secured by all of our assets. Pursuant to this Factoring Agreement, Merchant has the right to demand repayment of advances at any time. If Merchant demands repayment and we fail to make such repayment, or if we cause or permit any other event of default as described in the Factoring Agreement or fail to comply with covenants set forth in the Factoring Agreement, we would be subject to additional expenses or possible foreclosure on our assets that secure our obligations under the Factoring Agreement. Such results could have a material adverse effect on our operations and financial condition.

Global economic and capital market conditions may cause our access to capital to be more difficult in the future and/or costs to secure such capital more expensive.

We may seek access to additional funding to provide liquidity to conduct our operations, expand our business or refinance existing indebtedness. Any sustained weakness in general economic conditions, or U.S. or global capital markets could adversely affect our ability to raise capital on acceptable terms, if at all; any failure to raise sufficient capital could require us to curtail or cease our operations. We may also rely in the future on access to financial markets as a source of liquidity for working capital requirements, acquisitions and general corporate purposes. Our access to funds under our Factoring Agreement is also dependent on the ability of the financial institution that is a party to that agreement to meet its funding commitments. Such financial institution may not be able to meet its funding commitments if it experience shortages of capital and liquidity or if it experiences excessive volumes of borrowing requests within a short period of time. Longer term volatility and continued disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation of financial institutions, reduced alternatives or failures of significant financial institutions could adversely affect our access to the liquidity needed for our businesses in the longer term. Such disruptions could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged.

Our overall sales are primarily dependent upon the strength of the U.S. housing market.

We currently market products such as door chimes, ventilation products, ground fault circuit interrupters and other electrical devices to the electrical distribution trade through our wholly owned subsidiary, Universal Safety Electric, Inc. Given the nature of these products, our overall sales are primarily dependent upon the strength of the U.S. housing market. Management believes that with an improved housing market, we will continue to improve profitability, but any downward changes in the housing market could adversely affect our sales.

Competition from a number of companies could result in price reduction, reduced revenue and loss of market share and could harm our results of operations.

Our product offerings, including ground fault circuit interrupter products, compete in functionality with similar products offered by our larger competitors. Prior to the imposition of tariffs, our products also competed favorably with similar products offered by our larger competitors. While we believe there will be market acceptance of our products, we cannot be assured you that our belief will prove accurate. Should our products not achieve the level of acceptance we anticipate from our customers, there could be a materially adverse effect on our future operations, and our sales and revenue could further decline.

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Risks Related to Ownership of Our Common Stock and Future Offerings

If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted from NYSE American.

The listing of our common stock on the NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing. Other than as set forth in the following paragraphs, we are presently in compliance with all such conditions. However, it is possible that we will fail to meet one or more of these conditions in the future.

On July 16, 2025, we received a letter (the “Delinquency Notification”) from NYSE Regulation stating that we were not in compliance with the continued listing standards of the NYSE American due to our failure to timely file our annual report on Form 10-K for the fiscal year ended March 31, 2025 with the SEC. The Delinquency Notification also stated that our failure to timely file such Annual Report on Form 10-K subjected us to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide. The receipt of the Delinquency Notification had no immediate effect on the listing or trading of our common stock on the NYSE American.

NYSE Regulation informed us that, under its rules, we had six months from our Form 10-K filing due date of July 15, 2025, to regain compliance with NYSE American listing standards by filing the Form 10-K with the SEC. The Delinquency Notification also noted that the NYSE American may nevertheless commence suspension and delisting proceedings at any time if it deems that the circumstances so warrant.

We filed our annual report on Form 10-K for fiscal year ended March 31, 2025 on July 29, 2025. Although we filed our annual report on Form 10-K within the six-month period granted by the Delinquency Notification, this is no guaranty that we will be able to maintain compliance with the NYSE American’s conditions for continued listing.

If we were to fail to meet any of the NYSE American’s listing requirements, we may be subject to delisting. In the event our common stock is no longer listed for trading on NYSE American, our trading volume and share price would almost certainly decrease and we may experience difficulties in raising capital which could materially affect our results of operations and financial condition. Further, being delisted from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for us to raise capital and sell securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible into or exercisable or exchangeable for common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our common stock price may be volatile.

Our common stock is listed on the NYSE American. In the past, our trading price has fluctuated, depending on many factors that may have little to do with our operations or business prospects. During the past 52-week period (through October 28, 2025), our stock closed at prices between $1.37 per share and $8.02 per share, as reported on NYSE.com. On October 28, 2025, the price of our common stock closed at $4.78 per share.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressive effect on the market price of our common stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the success of our growth strategy, including the development of new products with any proceeds we may be able to raise in the future;

•	announcements of technological or competitive developments;

•	announcements or expectations of additional financing efforts;

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•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	regulatory developments affecting us, our customers or our competitors;

•	actual or anticipated fluctuations in our periodic financial results or the periodic financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	our operating results failing to meet the expectations of securities analysts or investors in a particular period;

•	changes in the economic performance or market valuations of our competitors;

•	additions or departures of our executive officers;

•	sales or perceived sales of our common stock by us, our insiders or our other stockholders;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

•	general economic, industry, political and market conditions and overall fluctuations in the financial markets in the United States and abroad.

Volatility in our common stock price may subject us to securities litigation.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

We are controlled by current officers, directors and principal stockholders.

Our directors, executive officers, their affiliates, and our principal stockholders beneficially own approximately 24.18% of our outstanding voting stock. Our directors, officers and principal stockholders, taken as a whole, have the ability to exert substantial influence over the election of our board of directors and the outcome of matters submitted to our stockholders for their approval.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our common stock and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

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USE OF PROCEEDS

The Shares offered by the Selling Stockholders pursuant to this reoffer prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale of the Shares offered through this reoffer prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the shares of Common Stock issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

We are registering for resale the Shares covered by this prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate. The Selling Stockholders may acquire these Shares from us pursuant to the Plan. The Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plan.

The following table sets forth:

•	the name of each Selling Stockholder;
•	the position(s), office or other material relationship with our Company and its predecessors or affiliates, over the last three years of each Selling Stockholder;
•	the number and percentage of shares of our Common Stock that each Selling Stockholder beneficially owned as of October 28, 2025 prior to the offering for resale of the Shares under this prospectus;
•	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Stockholder under this prospectus; and
•	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders.  Because the Selling Stockholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Stockholder may offer under this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Stockholders listed below. We cannot assure you that any of the Selling Stockholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

Notwithstanding the foregoing, in the event a Selling Stockholder is an “affiliate” (as such term is defined in the Securities Act) the amount of Shares to be reoffered or resold by means of this reoffer prospectus by a Selling Stockholder, and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act until such time as we meet the registrant requirements for use of Form S-3. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
Harvey B. Grossblatt (3)	160,402	6.79%	50,000	110,402	4.35%
James B. Huff (4)	25,510	1.09%	25,000	510	*
Milton C. Ault, III (5)	125,407	5.31%	50,000	75,407	2.97%
Henry Nisser (6)	25,000	1.07%	25,000	0	*
Ronald A. Seff, M.D. (7)	102,469	4.38%	25,000	77,469	3.05%
Ira F. Bormel, CPA (8)	25,000	1.07%	25,000	0	*
James M. Turner (9)	25,000	1.07%	25,000	0	*

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*less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 2,312,887 shares of Common Stock outstanding as of October 28, 2025.

(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

(3)	Mr. Grossblatt is our Chairman, President and Chief Executive Officer. The shares of Common Stock beneficially owned prior to this offering includes (i) 110,402 shares of Common Stock owned by Mr. Grossblatt and (ii) 50,000 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(4)	Mr. Huff is our Chief Financial Officer. The shares of Common Stock beneficially owned prior to this offering includes (i) 510 shares of Common Stock owned by Mr. Huff and (ii) 25,000 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(5)	Mr. Ault is our Vice Chairman. The shares of Common Stock beneficially owned prior to this offering includes (i) 65,407 shares of Common Stock held by Ault Lending, LLC (“Ault Lending”), (ii) 5,000 shares of Common Stock held by Ault & Company, Inc. (“Ault & Co.”), (iii) 5,000 shares of Common Stock held by Alpha Structured Finance LP (“Alpha Fund”) and (iv) 50,000 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. Ault Lending is a wholly owned subsidiary of Hyperscale Data, Inc. (“HSD”). Mr. Ault, the Executive Chairman of HSD, is deemed to have voting and investment power with respect to the securities held of record by Ault Lending. Mr. Ault is the Chief Executive Officer and Chairman of Ault & Co. Mr. Ault is the Manager of Alpha Structured Finance GP LLC (“Alpha GP”) and ACG Alpha Management LLC (“Alpha Management”). Alpha GP and Alpha Management are the general partner and investment manager to Alpha Fund, respectively. As a result of these relationships, Mr. Ault may be deemed to beneficially own the securities beneficially owned by Ault & Co. and Alpha Fund. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(6)	Mr. Nisser is a member of our board of directors (the “Board”). The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(7)	Mr. Seff is a member of our Board. The shares of Common Stock beneficially owned prior to this offering includes (i) 77,469 shares of Common Stock owned by Mr. Seff and (ii) 25,000 shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(8)	Mr. Bormel is a member of our Board. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

(9)	Mr. Turner is our Executive Vice President and General Counsel. The shares of Common Stock beneficially owned prior to this offering represent shares of Common Stock issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. The shares of Common Stock registered for resale hereunder represent shares issuable upon exercise of vested stock options.

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PLAN OF DISTRIBUTION

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time in one or more offerings. Registration of the Shares covered by this reoffer prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and the Selling Stockholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. We will not receive any of the proceeds from the sale of the Shares offered by this reoffer prospectus.

The Selling Stockholders may use any one or more of the following methods when disposing the Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of the foregoing methods of sale; or

●	any other method permitted pursuant to applicable law.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Stockholders may sell the securities offered through this reoffer prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholders and the underwriters, dealers and agents.

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The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholders, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

The Shares to be offered or resold by means of this reoffer prospectus by the Selling Stockholders may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; provided, however, that such limitation will no longer be applicable when the Company satisfies the registrant requirements for use of Form S-3. In addition, any Shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

LEGAL MATTERS

Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., Baltimore, Maryland, will pass upon the validity of the Shares offered hereby as our counsel.

EXPERTS

The consolidated balance sheets of Universal Safety Products, Inc. as of March 31, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, included in our annual report on Form 10-K for fiscal year ended March 31, 2025, and related notes, have been audited by CBIZ CPAs P.C., and Marcum LLP, respectively, an independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements have been incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firms given upon their authority as experts in auditing and accounting.

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UNIVERSAL SAFETY PRODUCTS, INC.

UP TO 225,000 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

October 29, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC’s rules allow us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this Registration Statement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement s or a subsequently filed document incorporated by reference modifies or replaces that statement.

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 29, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 19, 2025;

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on April 16, 2025, April 17, 2025, May 29, 2025, June 6, 2025, July 21, 2025, July 21, 2025, July 31, 2025, August 14, 2025, August 29, 2025, October 2, 2025 and October 20, 2025; and

●	The description of our capital stock contained in our Annual Report on Form 10-K as Exhibit 4.1 that was filed with the SEC on July 29, 2025.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this Registration Statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the Registration Statement. You should direct any requests for such documents to:

Universal Safety Products, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000

Attention: Investor Relations

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that: (1) the act or omission of the director was material to the matter giving rise to such proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) the director actually received an improper personal benefit in money, property, or services; or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

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Maryland law permits a Maryland corporation to indemnify officers to the same extent as directors.

In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The MGCL also permits a Maryland corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received: (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

We provide for indemnification of directors and officers in ARTICLE VI of our bylaws which provides that we will indemnify and advance expenses to our director or officer in connection with a proceeding to the fullest extent permitted by and in accordance with our bylaws. Further, with respect to an employee or agent, other than our director or officer, we may, as determined by and in the discretion of our board of directors, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with our bylaws.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description
5.1*	Legal Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
23.1*	Consent of Marcum LLP.
23.2*	Consent of CBIZ CPAs P.C.
23.3*	Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included in its opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of the Registration Statement)
99.1	Universal Safety Products, Inc. 2025 Stock Incentive Plan (incorporated by reference to Annex E to the Company’s definitive proxy statement on Schedule 14A filed September 17, 2025)
107*	Calculation of Filing Fee Table

*	Filed herewith.

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Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland, on October 29, 2025.

UNIVERSAL SAFETY PRODUCTS, INC.

By:	/s/ Harvey B. Grossblatt
	Name:	Harvey B. Grossblatt
	Title:	President and Chief Executive Officer (principal executive officer)

By:	/s/ James B. Huff
	Name:	James B. Huff
	Title:	Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey B. Grossblatt as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Harvey B. Grossblatt	Director, President and Chief Executive Officer	October 29, 2025
Harvey B. Grossblatt	(principal executive officer)

/s/ Ira F. Bormel	Director	October 29, 2025
Ira F. Bormel

/s/ Ronald A. Seff, M.D.	Director	October 29, 2025
Ronald A. Seff, M.D.

/s/ Milton C. Ault, III	Director	October 29, 2025
Milton C. Ault, III

/s/ Henry C. W. Nisser	Director	October 29, 2025
Henry C. W. Nisser

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